As filed with the Securities and Exchange Commission on May 20, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------



                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                (Amendment No. 5)




                           Global Home Marketing, Inc.
              (Exact name of small business issuer in its charter)



             Nevada                     5700                    91-2126318
(State or other jurisdiction of   (primary standard          I.R.S. Employer
 incorporation or organization)    industrial code)       Identification Number)



                               145 118th Avenue SE
                           Bellevue, Washington 98005
                        (206) 650-8047 fax (425) 455-3343
                        ---------------------------------
          (Address and telephone number of principal executive offices)

                               Agent for Service:
                          Michael Kavanaugh, President
                           Global Home Marketing, Inc.
                               145 118th Avenue SE
                           Bellevue, Washington 98005
                       (206) 650-8047, fax (425) 455-3343
                       ----------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                             CALCULATION OF REGISTRATION FEE
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
       Title of each                                    Proposed               Proposed
         Class of                 Amount                 maximum                Maximum               Amount of
     Securities to be              To be             offering price            Aggregate            registration
        registered              Registered              per unit            Offering price               fee
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                 Maximum:
          Class A               1,000,000                $1.00                $1,000,000.00            $250.00
       Common Stock              Minimum:
                                  5,000                  $1.00                    $5,000.00
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

--------------------------------------------------------------------------------



     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus, as needed. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION

                                   Prospectus
                                  May 20, 2002

                           GLOBAL HOME MARKETING, INC.
                                    "GLOBAL"

  ------------------------ ---------------------- ---------------------- ----------------------
       Title of each                                    Proposed               Proposed
         Class of                 Amount                 maximum                Maximum
     Securities to be              To be             offering price            Aggregate
        registered              Registered              per unit            Offering price
  ------------------------ ---------------------- ---------------------- ----------------------
                                 Maximum:
          Class A               1,000,000                $1.00                $1,000,000.00
       Common Stock              Minimum:
                                  5,000                  $1.00                    $5,000.00
  ------------------------ ---------------------- ---------------------- ----------------------

     This is a self underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering. This offering will end on May 15, 2002. Funds derived from this offering will be escrowed until the minimum of 25,000 shares at $1.00 per share ($25,000)are sold. No officer, director, affiliate or any related party may purchase the securities offered to meet the minimum of shares offered. Global's stock is not listed on any national securities exchange or the NASDAQ Stock Market. Global intends to apply to have its shares traded on a regional exchange and/or the OTC Bulletin Board under the symbol:



                                     "GLBL"


                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this document. Global has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.


                                               TABLE OF CONTENTS


PART I - Prospectus                                                                                      Page

      Prospectus Summary....................................................................................6

      Risk Factors..........................................................................................7

          Global Is In Its Earliest Stages Of Development And May Never Become Profitable Or
               Be Able To Continue As A Going Concern.......................................................7

          Global's License Agreement With Kavanaugh Is A Non "Arms Length" Transaction
               Which Could Adversely Effect The Objectivity Of Management...................................8

          Global's License Agreement With Rosebud Has Minimum Sales Requirements And There Is
               No Assurance That Global Can Achieve The Minimum Requirements To Continue The License .......8

          Global's Dependence On Distributors For Product Sales Could Cause Delays Or Business Failure......8

          Global's Heavy Dependence On Key Management Whose Lack Of Time And Attention To
               Global Could Result In Delays Or Business Failure............................................8

          Global's Heavy Dependence On Key Management Who Have Not Managed A Retail
               Sales Company Could Cause Delays Or Business Failure.........................................9


          If Global Loses A Product Liability Claim And Has Inadequate Product Liability Insurance,
               Global's Business Can Significantly Decrease Or Fail Entirely................................9


          Global's Heavy Dependence On Name Recognition For Product Sales Could Result In
               Minimal Sales Or No Sales....................................................................9

          Global's Inability To Manage Growth Could Result In Business Delays Or Business Failure...........9


          Global's Lack Of A Formal Market Survey Could Result In Incorrect Market Strategies
               Which Could Result In Business Delays Or Business Failure...................................10


          Global's Competition Includes Nationally Recognized Products, Which Could Prevent Global
               From Achieving Meaningful Product Sales.....................................................10

          Global's Potential Business Combinations May Dilute Stockholder Value  ..........................10

          Global's Potential Business Combinations Could Be Difficult To Integrate And May
               Disrupt Business Operations ................................................................10

          Global May Enter Into A New Line Of Business Which Investors Could Not Evaluate .................11


       Financial Risks:


          Global Has No Operating History And Financial Results Are Uncertain .............................11

          Global May Need Additional Financing Which May Not Be Available Or Which May
               Dilute The Ownership Interests Of Investors ................................................11


       Risks Related to the Securities Market:


          Global's Common Stock Has No Prior  Market And  Prices  May  Decline  After Offering.............12
         Global's Investors May Face Significant Restrictions On The Resale Of Global's
               Stock Due To State And Federal Blue Sky Laws  ..............................................12

          Global's Investors May Face Significant Restrictions On The Resale Of Global's
               Stock Due To Federal Penny Stock Regulations ...............................................12


      Use Of Proceeds......................................................................................13

      Determination Of Offering Price......................................................................14

      Dilution.............................................................................................14

      Plan Of Distribution.................................................................................16

      Legal Proceedings....................................................................................16

      Directors, Executive Officers, Promoters And Control Persons.........................................16

      Security Ownership Of Certain Beneficial Owners And Management...........................................17

      Description Of Securities............................................................................18

      Interest Of Named Experts And Counsel................................................................18

      Disclosure Of Commission Position On Indemnification For
        Securities Act Liabilities.........................................................................18

      Description Of Business..............................................................................19

      Management's Discussion And Analysis Or Plan Of Operation............................................22

      Description Of Property..............................................................................23

      Certain Relationships And Related Transactions.......................................................23

      Market For Common Equity And Related Stockholder Matters.............................................24

      Executive Compensation...............................................................................24

      Financial Statements.................................................................................25



PART II - Information Not Required in Prospectus


      Indemnification Of Directors And Officers............................................................25

      Other Expenses Of Issuance And Distribution..........................................................25

      Recent Sales Of Unregistered Securities..............................................................25

      Exhibits.............................................................................................26

      Undertakings.........................................................................................26



Part I - Prospectus
-------------------
                               PROSPECTUS SUMMARY



     The following summary of Global should be read in conjunction with the more detailed information and the Global Financial Statements and notes appearing elsewhere in this Prospectus. This prospectus contains statements of business forecast that involve risks and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend" and other expressions to identify these statements. Prospective investors should not place undue reliance on statements of business forecast, which apply only as of the date of this prospectus. Global's actual results could differ materially from the business plan although the risk factors are included in the disclosures described in "Risk Factors".


     The common shares of stock are offered at $1.00 per share. There is a minimum of 25,000 common shares of stock offered and a maximum of 1,000,000 common shares of stock offered. An investor is not limited to a minimum amount of shares, pending availability. All funds received and accepted by Global will be held in a Global Home Marketing, Inc. account until the minimum amount of 25,000 shares have been sold. There is no escrow account and the funds will be under control of Global.

     There are no affiliates of Global allowed to purchase shares to achieve the minimum amount of the Offering.

     Global is a development stage company which owns the exclusive license to manufacture and market the "Aztec Gold" oil free sun protection products, ("the Product") in the United States. The "Aztec Gold" product is an oil free liquid sunscreen protect with an SPF of 15. The Product is designed to be an impulse purchase and is currently bottled in a 2 ounce spray bottle, with the intention of being marketed in a display by the check out counters in convenience stores, drug and discount stores, sporting goods stores and other retail store locations. Presently, Global does not have any contracts or sales orders from any of the "target" mass market or independently owned stores, nor does it have any relationship with wholesalers or distributors of sun care products.


     All investors are subject to the provisions of the subscription agreement which includes the amount of shares purchased, the price of the shares, the provisions of the receipt of funds and the investor receiving the share certificate(s).



                                INVESTMENT RISKS

     An investment in this Offering involves a high degree of risk. Global is a development stage company. The market for Global's products is highly competitive, and the "Aztec Gold" tradename is not well known. Global has not developed its potential market and, as such has no market acceptance. Global has a limited operating history and a history of operating losses. Global's loss for the 12 months period ending December 31, 2000 was $20,700. Since inception on July 13, 1999, Global has accumulated a deficit of $113,732. Global may continue to incur net losses in the future and there is no assurance that Global will ever be profitable.


     Global Home Marketing, Inc.

     Global was formed as Global Home Marketing, Inc. on July 13, 1999 in the State of Nevada. There are both common and preferred shares authorized by Global. Global has a share capitalization of 50,000,000 common shares at a par value of $.001 per share and 10,000,000 preferred shares authorized, at a par value of $.001. Global's principal executive offices are in the home office of Global's President and Board Chairman, Michael Kavanaugh at 145 118th Avenue SE, Bellevue, Washington. Global does not pay rent or other office expense and is not expected to pay rent or office expenses until significant sales have been completed.

     On April 26, 2002, Global entered into a license agreement with Michael Kavanaugh, Global's President and Board Chairman to manufacture and market the "Aztec Gold" sun protection (sun screen) product in the United States. The license agreement provides that Global is given the formulation for the oil free sun protection product and all marketing materials. The license agreement is considered a non "arms length" transaction and could effect the objectivity of management in any and all transactions as a result of the license agreement.

     The primary objective of the business of Global is to market the "Aztec Gold" product and their proposed line extension products to the mass market in the United States. The "Aztec Gold" product is a 2 ounce spray bottle designed to be as a check out counter product. Global has the exclusive right to manufacture and market the "Aztec Gold", including variations and improvements, within the designated territory, subject to the provisions of the license agreement. See Exhibit 4.1. The majority of the proceeds from this Offering shall be dedicated to manufacturing and marketing the Product for sales through mass market retail outlets. See "Use of Proceeds"


The Offering

     Global is offering up to1,000,000 shares of its common stock at $1.00 per share. Global intends to apply to the OTC Bulletin Board following the clearance of this filing with the Securities and Exchange Commission.



                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Global. Investing in Global's common stock involves a high degree of risk. Any of the following risks could adversely affect the business of Global, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.


Investment Risks

     An investment in this Offering involves a high degree of risk. Global is a development stage company. Although the market for its products is not new, Global has not achieved market exposure and therefore, there is no market acceptance. Global has a limited operating history and a history of operating losses. Global's loss for the six months ended June 30, 2001 was $2,467, and for the year ended December 31, 2000 was $20,700. Since inception, Global has incurred a loss of $113,732 to June 30, 2001. Global may continue and is most likely to incur net losses in the future.


Risks Related to Global Home Marketing, Inc.'s Business:


Global Is In Its Earliest Stages Of Development And May Never Become Profitable Or Be Able To Continue As A Going Concern.


     Global is in the early stages of development, with unproven management, and the "Aztec Gold" tradename and product are not well known in the marketplace. The "Aztec Gold" tradename requires further exposure and development before it can be a marketable and recognized tradename. Further, even if the "Aztec Gold" tradename and product become fully developed and marketable, Global's business could fail before implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. Global has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. Global's success is dependent on a number of factors, which should be considered by prospective investors. Global has only recently acquired its principal asset, the license for the manufacturing and marketing rights for the "Aztec Gold" sunscreen product, which only presently includes a 2 ounce liquid spray bottle of an oil free sun protection liquid with a SPF of 15 and to be marketed as the "weekender". Further, there is no assurance that Global will be able to see the Product or able to continue as a "going concern" , even if Global is successful in the implementing of its business plan by obtaining the necessary financing to commence operations. Due to the financial condition of Global and other factors, there is substantial doubt that Global will continue to operate as a going concern. If the business of Global fails as a going concern, an investor in Global could lose all or part of the investment.

Global's License Agreement With Kavanaugh Is A Non "Arms Length" Transaction Which Could Adversely Effect The Objectivity Of Management.

     Global's President and Board Chairman, Michael Kavanaugh, is the Licensor of Global's only asset. The non "arms length" nature of the license agreement could materially adverse the objectivity of management in any and all transactions resulting from the license agreement. Additionally, any dispute between Kavanaugh and Global (or their successors or assignees) could significantly impair Global's ability to fully exploit its license rights. Any termination or impairment of Global's license rights due to circumstances under the control of Kavanaugh could prevent Global from implementing its business plan in a meaningful way.


Global's License Agreement With Kavanaugh Has Minimum Sales Requirements And There Is No Assurance That Global Can Achieve The Minimum Requirements To Continue the License.


     If Global cannot obtain the necessary and adequate financing to implement the Global business plan to market the "Aztec Gold" sun protection product, then the license could be at risk, even though the license does not have specific financing needs defined as a condition of the license. At the present time, Global does not have any anticipated dispute with Kavanaugh, however if Global does not achieve the financing requirements to successfully launch the product, then the license could be in default and Global will be at risk to lose the license and its only asset. Further Global needs a minimum of product sales to keep the license agreement in good standing. Global will rely heavily upon distribution sources in addition to development capital to allow Global to market and distribute the products on an on going basis and meet the minimum sales requirements. If Global cannot achieve the minimum requirements of the license agreement with Kavanaugh, the license would terminate and Global would have no asset. If Global does not have the License Agreement as an asset, this could cause an investor in Global to lose all or part of the investment.



Global's Dependence On Distributors For Product Sales Could Cause Delays Or Business Failure.


     Global is heavily dependent upon mass market and other retail outlet distributors to sell the Product to the mass market retailers and other retail outlets. Globals's product is designed to be a counter product, with a counter display, next the check out register. Mass market sales are a significant portion of proposed sales and these mass market sales are to be provided by distributors. If Global is not able to attract suitable distributors to achieve mass market and other retail outlet sales, then the business of Global could be substantially damaged due to Global's dependence on distributors and an investor in Global could lose all or part of the investment.



Global's Heavy Dependence On Key Management Whose Lack Of Time And Attention To Global Could Result In Delays Or Business Failure.


     Mr. Michael Kavanaugh is serving as Global's President and Board Chairman, with no set compensation. Mr. Kavanaugh has received 25,000 shares of Global's stock as incentive to organize and implement Global's business plan. Mr. Kavanaugh has also received 1,000,000 shares of common stock for the license rights to the "Aztec Gold" sun protection product. The loss of Mr. Kavanaugh's services may hamper Global's ability to implement its business plan, and could cause its stock to be devalued. Global is dependent upon Mr. Kavanaugh's entrepreneurial skills and experience to implement the business plan and his services would be difficult to replace. Mr. Kavanaugh's time is not solely dedicated to Global and this fact may result in delay(s) in the completion of potential market development and implementation of the business plan. Global has no employment agreements with management; and there is no assurance these individuals will continue to manage the corporation's affairs in the future. Global has not obtained key man life insurance on Mr. Kavanaugh or other management. Investors will not have any financial indicators to evaluate the merits of Global's business activity, therefore, investors should carefully and critically assess the background of Mr. Kavanaugh and other management. See "Directors and Executive Officers". If the management cannot devote an adequate amount of time to the business of Global, then due to the lack of time and attention of Global's management, the business of Global could fail and the investor in Global could lose all or part of the investment.

Global's Heavy Dependence On Key Management Who Have Not Managed A Retail Sales Company Could Cause Delays Or Business Failure.

     Mr. Michael Kavanaugh, Chairman and C.E.O. of Global and the senior officer group have had no direct experience in the marketing and sale of sunscreen products. None of the management have direct experience in the sales of products in the mass market and rely solely on the experience of the established distributors for sales to mass market retailers and other retail outlets. Although Mr. Kavanaugh and other management have sales and marketing experience, Global must rely on solely on outside consultants and hired professionals to assist in the development, sales and marketing decisions of the "Aztec Gold" sun protection product.


     Prior to the hiring and contracting of these outside individuals, Global may over estimate the marketability of the "Aztec Gold" products and may under estimate the costs or difficulties associated with the development, marketing, selling and distributing of the products. Any unanticipated costs or difficulties due to key management's lack of experience in the mass market could prevent Global from properly implementing its business plan limiting its potential profitability and significantly decreasing the value of its shares of stock and an investor in Global could lose all or part of the investment.




If Global Loses A Product Liability Claim And Has Inadequate Product Liability Insurance, Global's Business Can Significantly Decrease Or Fail Entirely.


     Global must rely on third party manufacturers for finished products and Global, like other marketing companies, must carry product liability insurance and an account for returns and reimbursement of products, which may be defective. Global may be subjected to various product liability claims, including, inadequate product instructions, and inadequate warnings. Although Global's licensor, Kavanaugh, warrants the formulation to the finished product is a viable, oil free sunscreen, any such indemnification is limited by its terms and, as a practical matter, is limited to the credit-worthiness of the indemnifying party. In the event that Global does not have adequate indemnification, product liabilities relating to its products could have a material adverse effect on its business, financial condition and results of operations. At the present time, Global does not carry product liability insurance but intends to purchase liability insurance when Global commences operations. If Global cannot obtain adequate product liability insurance and if Global has a loss as a result of product liability, Global's business can significantly decrease or fail entirely if Global's loses a product liability claim which could cause an investor in Global to lose all or part of his investment.



Global's Heavy Dependence On Name Recognition For Protect Sales Could Result In Minimal Sales Or No Sales.


     Global's management believes that the sunscreen market is partly affected by name recognition, national advertising and other components including media exposure. Global recognizes that the "Aztec Gold" tradename is just in its formative stages and that it does not lend itself to name recognition. If the sunscreen market segment relies heavily on name recognition for product sales, then Global would not achieve adequate sales causing Global to lose business and could fail completely due to the lack of name recognition and product acceptance which could cause an investor in Global to lose all or part of the investment.



Global's Inability To Manage Growth Could Result In Business Delays Or Failures.


     Global's inability to manage growth depends in part, upon its ability to develop and expand its sales efforts, operating, management, information, and financial systems, as well as, sales and marketing capacity, which may significantly increase its future operating expenses. No assurance can be given that Global's business will grow or that it will be able to effectively manage this future growth, is such growth occurs. Global's inability to manage its growth successfully, if realized, could have a material adverse effect on its business, financial condition and operating results. If Global cannot manage its growth effectively, then Global, due to its inability to manage growth could lose sales which could significantly decrease the business or cause the business to fail entirely which could cause an investor in Global to lose all or part of the investment.

Global's Lack Of A Formal Market Survey May Cause Incorrect Market Strategies Which Could Result In Business Delays Or Business Failure.

     Global has not conducted a formal market study or survey of Global's potential market for the "Aztec Gold" products for the United States market. Global has relied solely on sales projections to establish its business criteria and objectives. There can be no assurance that Global's product will be a viable product in the sunscreen segment of the marketplace, thus having an adverse effect on Global's business, financial condition and operating results. Global's inability to conduct a formal or proper market survey and inability to accurately assess the potential market for the "Aztec Gold" product could cause a significant decline in the value of its stock causing an investor in Global to lose all or part of the investment.



Global's Competition Includes Nationally Recognized Products Which Could Prevent Global From Achieving Meaningful Product Sales.

     Although Global has not conducted extensive market research on the potential United States marketplace for the "Aztec Gold" sunscreen product, management of Global recognizes that there is intense competition in the health and beauty aid market segment, with almost every nationally known company offering a sun products line of consumer goods. These products include sun tan lotion(s), sunscreens and other skin products designed for sun protections. These nationally known companies have vase financial and advertising resources and Global will be directly competing with these companies. Management believes that the only competitive advantage that Global has is the need for consumers to purchase an oil free sunscreen product which can be readily used for all applications.


     All of the direct competition could prevent Global from achieving any meaningful sales or could cause Global's business to fail entirely causing an investor in Global to lose all or part of the investment.



Global's Potential Business Combinations May Dilute Stockholder Value.


     Global may not be successful in developing a viable market for the "Aztec Gold" product in the United States market. In that event, management will need to devote a significant portion of the time to the evaluation of other business opportunities that may be available to Global to protect the investors. In the event of a business combination, the ownership interests of holders of existing shares of Global's stock will be diluted. Due to limited financial resources, should the initial business plan falter, the only way that Global will be able to diversify its activities would be to enter into a business combination.

     Any asset acquisition or business combination would likely include the issuance of a significant amount of Global's common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Global's stockholders may not have an opportunity to vote on the transaction. For example, Global's Board of Directors may decide to issue an amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Global's officers and directors must exercise their powers in good faith, with the best interests of the corporation in mind. A business combination which proves to be unprofitable and not conducive to Global's business could result in an investor in Global to lose all or part of the investment.



Global's Potential Business Combinations Could Be Difficult To Integrate And May Disrupt Business Operations.


     Any acquisition of or business combination could disrupt Global's ongoing business, distract management and employees and increase operating expenses. If Global acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Global. Acquisitions also involve the need for integration of administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit Global's profitability and decrease the value of its stock. In addition, Global's liquidity and capital resources may be diminished prior to, or as a result of, the consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the acquired business entity. This could cause an investor in Global to lose all or part of the investment if such a business combination proves to be unsuccessful.

Global May Enter Into A New Line Of Business Which Investors Could Not Evaluate.


     In the event of a business combination, acquisition, or change in shareholder control, Global may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. Global may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Global's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Global's management. This new management may decide not to continue to implement Global's current business plan, and may decide to enter into a business completely unrelated business which an investor did not anticipate and in which that investor may not want to participate. This could cause an investor in Global to lose all or part of the investment is such a business combination is not successful.




Financial Risks


Global Has No Operating  History And Financial  Results Are Uncertain.


     Global is a developmental organization with no history of earnings or profit and there is no assurance it will operate profitably in the future and it faces all the risks of a new business. As a result of Global's limited operating history, it is difficult to forecast potential revenues, and there is no meaningful historical financial data to forecast planned operating expenses. Revenue and income potential is unproved and the business model is still emerging, therefore, no assurance can be given that Global will provide a future return on investment. An investor in Global's common stock must consider the challenges, risks and uncertainties frequently encountered by development-stage companies using new and unproved business models in new and rapidly evolving markets. These challenges include the ability to execute the Global's business plan; create significant sales and create brand recognition, manage growth in Global's operations, create a customer base on a cost-effective basis, retain customers, access additional capital when required, attract and retain key personnel.

     Global cannot be certain its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. Consumers may not purchase Global's product, which would eliminate revenues and prevent Global from becoming profitable. This could cause an investor in Global to lose all or part of the investment if Global is unable to sell its products and operate profitably.



Global May Need Additional Financing Which May Not Be Available Or Which May Dilute The Ownership Interests Of Investors.


     Global's initial success will depend on Global's ability to raise investment capital from this Offering. Should the median or maximum proceeds be received by Global, then Global can implement its business plan. However, there is no assurance that Global will be able to continue as a going concern after this first implementation of its business plan. Global may need additional financing to continue its operations. In that event, there are no commitments to provide additional funds from management or other shareholders. Global has not investigated the availability, source or terms that might govern the acquisition of additional financing. When, as and if additional capital is needed, there is no assurance funds will be available from any source or, if available, that they can be obtained on terms acceptable to Global. If additional capital is not available, Global's operations could be severely limited, and Global would be unable to implement its business plan. If Global is unable to implement and further develop its business plan, Global would not be successful and this could cause an investor in Global could lose all or part of the investment.

Risks Related to the Securities Market


Global's Common Stock Has No Prior Market And Prices May Decline After The Offering.


     There is no public market for Global's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Global's common stock may decline below the Offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Global's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Global's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Global's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Global and an investor in Global could lose all or part of the investment due to Global's lack of prior market and experience in the public marketplace.



Global's Investors May Face Significant Restrictions On The Resale Of Global's Stock Due To State Blue Sky Laws.


     Because Global's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Global's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Global does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Global's stock. An investor of Global could lose all or part of the investment.


     Accordingly, investors should consider the secondary market for Global's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.


Global's Investors May Face Significant Restrictions On The Resale Of Global's Stock Due To Federal Penny Stock Regulations.


     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Global's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Global and its securities. The rules may further affect the ability of owners of Global's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.


     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

o control of the market for the security by one or a few broker-dealers that are often related

o    to the promoter or to Global;


o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;


o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


This could cause an investor in Global to lose all or part of the investment if any of the above affects Global's stock.




                                 USE OF PROCEEDS


     The net proceeds to Global from the sale of the 1,000,000 shares of common stock offered by Global at the public Offering price of $1.00. per share are estimated to be $1,000,000. This Offering is a self-underwriting and management of Global is solely responsible for the sale of the stock. There is no commission being paid to management for the sale of the stock and Global does not have commissioned sales people selling these shares of stock. If only the minimum amount of 25,000 common shares of stock are sold, then the entire amount of $25,000 shall be used to pay for the Offering and for general corporate purpose. Investors should be aware that if Global is only able to sell the minimum amount of shares registered for sale in this Offering, there is no assurance that Global will be able to obtain any additional financing which would possibly make Global's shares decrease substantially or become worthless. If the maximum amount of shares are sold by way of this Offering, Global expects to use the net proceeds in the following manner:


            Net Proceeds if all shares are sold by Global:  $1,000,000
                    650,000 - Product Manufacturing
                    150,000 - Product Marketing
                     50,000 - General and Administrative Services and Travel
                    135,000 - Working Capital
                     15,000 -  Offering Expense
            Total Use of Proceeds: $1,000,000



            Net Proceeds if 50% of the shares are sold by Global: $500,000

                     350,000 - Product Manufacturing
                      75,000 - Product Marketing
                      60,000 - General working capital
                      15,000 - Offering Expense
            Total Use of Proceeds: $500,000



          Net Proceeds if only the minimum amount of 25,000 shares are sold by
          Global: $25,000 These funds will be used to pay the Offering expense and for general corporate expenses.


     Global continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Global may use a portion of the proceeds for these purposes. Global is not currently a party to any contracts pertaining to the license. Global is not a party to any, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described with Kavanaugh, the licensor of the "Aztec Gold" sunscreen product and President and Board Chairman of Global.

     Global has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, Global's management will have significant flexibility in applying the net proceeds of the Offering.



                         DETERMINATION OF OFFERING PRICE

     Global arbitrarily determined the price of the Common Shares of Stock in this Offering. The Offering price is not an indication of and is not based upon the actual value of Global. The Offering price bears no relationship to the book value, assets or earnings of Global or any other recognized criteria of value. The Offering price should not be regarded as an indicator of the future market price of the securities.


                                    DILUTION


      As of September 30, 2001, Global had a net tangible book value of $5,873. The following table sets forth the dilution to persons purchasing shares in this Offering without taking into account any changes in Global's net tangible book value, except for the sale of the shares in this Offering at a price of $1.00 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following tables reflect the dilution if
(1) the minimum amount of shares are sold in this Offering; (2) the midpoint amount of shares are sold in this Offering (500,000 shares); and (3) the maximum amount of shares are sold in this Offering.

     Global's net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the net tangible book value.


----------------------------------------------------------      --------------------------------------------------------
                           Prior to Sale   After Sale of                                  Prior to Sale  After Sale of
                          (Sept 30, 2001)  5,000 Shares                                  (Sept 30, 2001) 500,000 Shares
----------------------------------------------------------      --------------------------------------------------------
Number of Shares             7,136,500       7,141,500          Number of Shares            7,136,500      7,636,500
----------------------------------------------------------      --------------------------------------------------------
Public Offering Price           n/a            1.00             Public Offering Price          n/a            1.00
per share                                                       per share
----------------------------------------------------------      --------------------------------------------------------
Net tangible book              5,873          0.00080           Net tangible book             5,873          0.0008
value per share of                                              value per share of
common stock before                                             common stock before
the Offering                                                    the Offering
----------------------------------------------------------      --------------------------------------------------------
Pro forma net tangible         10,873         0.0015            Pro forma net tangible       505,873         0.066
book value per share                                            book value per share
of common stock after                                           of common stock after
the Offering                                                    the Offering
----------------------------------------------------------      --------------------------------------------------------
Increase to net tangible       5,000           1.00             Increase to net              500,000          1.00
                                                                tangible
book value per share                                            book value per share
attributable to purchase                                        attributable to purchase
of common stock by                                              of common stock by
new investors                                                   new investors
----------------------------------------------------------      --------------------------------------------------------
Dilution to new investors       n/a           0.9985            Dilution to new                n/a           0.934
                                                                investors
----------------------------------------------------------      --------------------------------------------------------


                                       14

--------------------------------------------------------
                           Prior to Sale   After Sale
                          (Sept. 30, 2001)     of
                                            1,000,000
                                            Shares
--------------------------------------------------------
Number of Shares             7,136,500      8,136,500
--------------------------------------------------------
Public Offering Price           n/a           1.00
per share
--------------------------------------------------------
Net tangible book              5,873         0.0008
value per share of
common stock before
the Offering
--------------------------------------------------------
Pro forma net tangible       1,005,873        0.12
book value per share
of common stock after
the Offering
--------------------------------------------------------
Increase to net tangible     1,000,000        1.00
book value per share
attributable to purchase
of common stock by
new investors
--------------------------------------------------------
Dilution to new investors       n/a           0.88
--------------------------------------------------------



     Global is authorized to issue a substantial number of shares of common stock in addition to the shares comprising the shares offered, as well as preferred stock in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. Global will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of stock which could cause a material dilution to investors in this Offering.


     This Offering involves immediate and substantial dilution to investors. Any common shares of stock issued or preferred shares of stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of common shares of stock purchased in this Offering.


     There have been no cash sales of shares of stock prior to this Offering. There have been shares of stock issued for expenses, services and for the license. The following is a table of prior issuances of common shares of stock in exchange for expenses, services and the license.

Share Amount       Price        Issued in exchange for:
--------------------------------------------------------------------------------
   61,500         $.01           marketing rights to a diet dessert product
6,000,000          .01           expenses
   75,000          .01           officers and directors services
                                 (25,000 for each officer/director
1,000,000          .01           license agreement

This amount is 1/100th of the amount to be sold by this Offering.

                              PLAN OF DISTRIBUTION


     Global intends to sell a minimum of 25,000 shares and a maximum of 1,000,000 shares of its common stock to the public on a self-underwriting "best efforts" basis. There can be no assurance that any of these shares will be sold. The gross proceeds to Global will be $1,000,000 if all the shares offered are sold by Global. The gross proceeds to Global will be $25,000 if only the minimum amount of shares offered are sold by Global. Global will incur expenses of $15,000 in connection with this Offering and registration statement. If Global only sells the minimum amount of 25,000 shares at the purchase price of $1.00 per share or $25,000, then Global will pay the Offering expense of $15,000 and use the balance of the $10,000 for general corporate expenses. These Offering expenses include the SEC registration fee of $250.; printing and engraving expense of $1,250; legal and accounting expense of $10,000 and the transfer agent's and registrar's fee and miscellaneous of $4,000. (See Part II of "Other Expenses Of Issuance and Distribution". If Global does not sell the minimum amount of shares in this Offering, the proceeds collected, if any, shall be returned to the investors, without interest or deduction, on or before the 10th day after the termination date. In the event that the officers and directors of Global, more specifically Mr. Michael Kavanaugh, President & Board Chairman, sell the shares in the Offering, no commissions or other fees will be paid, directly or indirectly, by Global, or any of its principals, to any person or firm in connection with solicitation of the sale of the shares. With respect to the officers and directors of Global selling these securities, Global is relying upon Securities Exchange Act of 1934, Rule 3a4-1 "Associated Persons of an Issuer Deemed not to be Brokers" a. 1 through 3 and 4 ii. No public market currently exists for shares of Global's common stock. Global intends to apply to have its shares traded on a regional stock exchange and/ or the OTC bulletin board under the symbol "GLBL".




                                LEGAL PROCEEDINGS

     Global is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against Global or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.



              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                          EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer of Global:


  NAME                            AGE         POSITION
--------------------------------------------------------------------------------

  Michael Kavanaugh                65         President, Board Chairman

  Jay Gordon                       43         Vice-President, Director

  Terrence Quocksister             57         Secretary, Director


     On August 10, 1999, Global's Board of Directors was elected and installed. These officers and directors of Global will serve for a term of 3 years unless otherwise notified by way of a Directors Meeting and/or at the discretion of the shareholders by vote at a shareholders meeting. Thereafter, the Officers and Directors will be elected for two-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

     Michael Kavanaugh, President and Board Chairman:

     A graduate of the El Bend Institute of Engineering in Oklahoma, Mr. Kavanaugh is a graduate engineer, with a B.S. in Engineering. Mr. Kavanaugh worked for a number of years in the mining industry and then operating his own business, Rosebud Motor Sports, Inc., since 1972 to present.

     Mr. Kavanaugh has experience in mining sales, timber sales, real estate development and general sales for various products in the mass marketplace. Mr. Kavanaugh will earn 5% of all sales made by Global in exchange for his officer and director and sales services in addition to 25,000 common shares of Global's. stock.

     Jay Gordon, Vice-President and Director:

     Originally from New York City, Mr. Jay Gordon is now a licensed real estate sales person and a member of the Board of Realtors in the State of Washington. Mr. Gordon attended various seminars and college courses in real estate, general business and sales and marketing.

     Mr. Gordon has experience in general sales and in mass marketing working in the family business of wholesale and bulk sales of various kinds of merchandise for over twenty years. Mr. Jay Gordon will earn 1% of all sales generated by Global in exchange for his officer and director services in addition to 25,000 common shares of Global's stock.


     Terry Quocksister, Secretary and Director

     Mr. Quocksister is presently in the business of real estate and general sales since 1975. Mr. Quocksister is a graduate of King George Preparatory and attended UCLA. Mr. Quocksister has experience in club and warehouse sales for consumer products. Mr. Quocksister will earn 1% of all sales generated by Global in exchange for his officer and director services in addition to 25,000 common shares of Global's stock.

Advisory Board

     Mr. Michael Kavanaugh, Global's President and Board Chairman, will act as Advisory Board Chairman for a term of two years. Mr. Kavanaugh is actively recruiting product distributors as Global's first advisors. All advisors shall be compensated with common shares of Global's stock commensurate with their services.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth, as of June 15 2001, Global's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Global to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares shown.



Name                                                  Shares       Percentage of
                                                      Owned        Shares Owned
--------------------------------------------------------------------------------

Michael Kavanaugh, President and Board Chairman      1,025,000        .1436

Jay Gordon , Vice-President, Director                   25,000        .0035

Terrence Quocksister, Secretary & Director              25,000        .0035

--------------------------------------------------------------------------------

  ALL EXECUTIVE OFFICERS & DIRECTORS                 1,075,000        .1506 %
  AND SIGNIFICANT EMPLOYEES, AND
  BENEFICIAL OWNERS AS A GROUP
--------------------------------------------------------------------------------
  (1)  Stock issued in exchange for License Agreement

                            DESCRIPTION OF SECURITIES


     The following is a description of Global's capital stock. This summary is subject to and by Global's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.


     The authorized capital stock of Global consists of 60,000,000 shares:
50,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Global's common stock.

     The holders of shares of common stock of Global do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Global's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Global's shareholders are entitled to receive, ratably, the net assets of Global available to shareholders after payment of all creditors.


     As of the date of this registration statement, there are 7,136,500 common shares of stock issued and outstanding, and there are 402 shareholders of record. There are no warrants or options issued as of this date. All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Global's common stock are issued, the relative interests of existing shareholders may be diluted.




                      INTEREST OF NAMED EXPERTS AND COUNSEL

     There are no experts and/or counsel who have an interest in Global in any way in connection with the business, registration or offering of Global's common stock.



                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Global's Articles of Incorporation, filed as Exhibit 1.1, provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Global's Bylaws, filed herewith as Exhibit 1.2, provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Global or is or was serving at the request of Global as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Global pursuant to the foregoing provisions or otherwise, Global has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS


General
-------


     On July 13, 1999, Global Home Marketing, Inc. was incorporated in the State of Nevada. Global is in its early developmental and promotional stages. To date, Global's activities have been to evaluate certain business opportunities commencing with the potential market of diet dessert products in the United States and elsewhere. That project was abandoned when the opportunity of the acquisition of the "Jennifer Gucci" houseware license for Europe was presented. Global lost the "Jennifer Gucci" license in March, 2002 due to a cancellation from the "Jennifer Gucci" products licensor, Harrow Enterprises, Inc. To date, Global's efforts have been organizational, directed at acquiring a principal asset. On April 26, 2002, Global entered into a license agreement with Michael Kavanaugh, Global's President and Board Chairman for the manufacturing and marketing rights to the "Aztec Gold" sunscreen product for the United States. This license agreement is considered a non "arms length" transaction. Global has no full time employees and owns no real estate. Global's business plan is to first enter the United States market with the "Aztec Gold" sunscreen product through established distributors.

     In the license agreement with Kavanaugh, filed as Exhibit 4.1, Global acquired the exclusive rights to manufacture and market the "Aztec Gold" sunscreen product throughout the retail mass market through established distributors and sales agents. Global's goal is initially create a market with a "test" territory and then to create sales from those test results. Global will use a significant portion of funds derived from this Offering to manufacture and market the "Aztec Gold" products for sale to the retail outlets. To help with the leverage of product sale, it is practical and desirable for companies such as Global to implement and finance their business plan through the financing of their purchase orders, once obtained from a known mass market or other retail outlet. A purchase order is created when Global obtains an order from a known mass market or retail outlet for the "Aztec Gold" product to a "bankable" mass market store or other mass market retail outlet. A "bankable" mass market store or retail outlet is one which is well established and has a good credit rating so that when good s are sold into these stores, there is an assurance that the department store or other retail outlet will pay for the goods. When, as and if Global receives a purchase order for "Aztec Gold" merchandise from an established, "bankable" retailer, that purchase order has a value of approximately 50% of the face value of the total amount of the purchase order. Purchase Order financiers then assist the borrowing company to pay for the goods out of the 50% advanced by the financier to the borrower. In this case, Global would then dedicate the purchase order financing funds to the manufacturer of the sunscreen product. Once the units of sunscreen products are paid, they can then be delivered to the mass market store or other retail outlet. Once the goods are delivered to the retail outlet, the purchase order document for goods now becomes an "accounts receivable" document, owed by Global because the goods are now owned by Global (the manufacturer has been paid) and the goods have been delivered and in the retail stores ready for sale to the public. Generally, accounts receivable financing is from 75% to 95% of the face value of the accounts receivable amount owed to Global and is a debt of the retail store for the merchandise purchased. The financers of the purchase order and accounts receivable are usually the same. Upon the projected "roll-over" of continued sales, and purchase order and then accounts receivable financing from the documents created as a result of sales, Global plans to expand its business and sales volume. By this method, Global can use their sales to create the financing to purchase the product from the manufacturer instead of funds in the Global treasury, which will allow Global to potentially achieve a larger volume of sales. There is no assurance that Global will ever be able to sell the "Aztec Gold" product to mass market stores or other retail outlets within United States marketplace. Additionally, if Global cannot obtain the necessary working capital, purchase order financing and then accounts receivable financing, it is doubtful that Global will be able to continue to operate as a going concern. Global will only continue to operate its business as long as the minimum sales quotas, established by the license, achieve the minimum of gross sales per year, starting at $50,000 and escalating to $100,000 per year. In the event that Global does not achieve the minimum gross sales, then Kavanaugh has the option to discontinue the license of the "Aztec Gold" product and Global will lose its only asset. Unless Global obtains adequate financing, it is doubtful that the minimum gross sales could ever be achieved.

     Upon obtaining financing and the proposed commencement of business, Global will then attempt to display the Product with a number of established distributors and create a website or Product information. This marketing strategy, pursuant to Global's initial and informal market research, is the least costly and most comprehensive method at this initial stage of corporate sales development. Global has not conducted a formal market study for their business plan. Global intends to offer these products through established distributors, build and maintain a website, and establish banking and other

"second tier" lenders and financing sources, which are the purchase order and accounts receivable financiers. "First tier" financers are institutions such as banks and "second tier" lenders are those lenders or "factors", as known in the financial community, who finance less secure assets, such as purchase order and accounts receivable assets. This financing system is known as "factoring".

     All mass-market sales to retail stores are conducted through agents and/or distributors will be conducted by Global and/or its direct agents. Global or third party fulfillment agents will ship the "Aztec Gold" product directly to retail outlets once the merchandise is obtained from manufacturer. As consideration for this license agreement, Global issued Kavanaugh 1,000,000 common shares of stock of Global and will pay a 5% royalty to Kavanaugh. Global must maintain a yearly minimum yearly sales guarantee of:



(1)      First year - $50,000
(2)      Second year - $50,000
(3)      Third year - $50,000
(4)      Fourth year - $50,000
(5)      Fifth year - $100,000 and $100,000 thereafter


     In the event that Global does not meet the required sales performance provisions, Kavanaugh reserves the right to null and void the license agreement. The term of the license agreement is in perpetuity unless the minimum sales requirement amounts are not achieved


     Background on "Aztec Gold" and the Licensor


     The "Aztec Gold" product was developed by Global's President and Board Chairman, Michael Kavanaugh over 15 years ago and sold through distributors through various resort locations in Mexico and the Caribbean. As the product line was sold outright to distributors, there is no way of obtaining any sales information pertaining to the results of the sales and marketing of the "Aztec Gold" product.


Market Opportunity
------------------

     Global, by virtue of the license agreement, intends to market the "Aztec Gold" sunscreen product through distributors to mass market and other retail stores within the territory of the United States. Management of Global believes that the Product would be most readily acceptable as a counter product, with an affordable price point, so that the consumer can use the oil free sunscreen for all suitable sunscreen needs. Management of Global believes that the Product has the potential for mass market sales, providing that Global will be able to obtain the necessary working capital to commence and sustain the business. As Global is solely dependent on this Offering to commence their business operations, it is highly unlikely that Global will be able to commence operations unless the maximum amount or close to the maximum amount of shares, are sold to investors by way of this Offering by May 15, 2003.


         Name, Address, and Telephone Number of Registrant

         Global Home Marketing, Inc.
         Attn: Michael Kavanaugh, President
         145 118th Avenue SE
         Bellevue, Washington 98005
         (206) 650-8047 phone; fax (425) 455-3343


Acquisition of The License
--------------------------

     On April 26, 2002, Global entered into a license agreement to acquire manufacturing and marketing rights to the "Aztec Gold" sunscreen product for the territory of United States from the licensor Michael Kavanaugh, the President and Board Chairman of Global. This license was granted in exchange 1,000,000 shares of Global's common stock and a 5% royalty fee on gross sales. Global must maintain a minimum amount of gross sales to comply with the performance provisions of the license. These minimum amounts are:


              $  50,000 - First year
              $  50,000 - Second year
              $  50,000 - Third year
              $  50,000 - Fourth year
              $100,000 - Fifth year and every  year thereafter

     The license agreement is issued in perpetuity providing that the minimum sales requirements are maintained by Global.


Marketing Approach
------------------

     Global is limited by working capital so the management of Global elects to obtain product samples, a counter display and provide these product samples and counter displays to product distributors for sales through the mass market and other retail outlets. Global can then use its own capital, providing such capital is available to manufacture the product and deliver the product to the retail outlets or Global will finance its valid purchase orders to pay for the manufacturing. Once the Product is a bona-fide sale to the retailer, then Global can convert the purchase order financing to accounts receivable financing and obtain its first cash draw from that sale. The balance of the accounts receivable financing will be sent to Global when the retail outlet pays the accounts receivable holder or financing source. Global relies heavily on the knowledge and expertise of the established distributors in their designated markets. Global also believes that the "Aztec Gold" product will be an impulse sale to consumers who do not have sunscreen and has an immediate need to be protected from the sun. The oil free aspect to the "Aztec Gold" formulation makes it a desirable product to men, women and children.



Employees
---------

     Global is a development stage company and currently has no employees. Global is currently managed by Michael Kavanaugh, its President and Board Chairman and Jay Gordon, Vice-President and Director and the Board of Directors and Terrence Quocksister, Secretary and Director. Global looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Global may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Global, which would dilute the ownership interest of holders of existing shares of its common stock.


Available Information and Reports to Securities Holders
-------------------------------------------------------

     Global has filed with the Securities and Exchange Commission a registration statement on Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Global and its shares of common stock, see the Registration Statement and the exhibits and schedules thereto. Global's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

     Upon completion of this Offering, Global will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's website referred to above.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Global's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for "Aztec Gold" product. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Global's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Global described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Global's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.



Plan of Operations
------------------

     It is the intention of Global to commence business when the Offering is completed or partially completed. Global does not presently have any revenues and can only begin to implement its business plan upon obtaining funds by way of this Offering. Management of Global will dedicate sufficient time in order initiate its business plan once the funds become available. Global plans to identify and enter into distributorship agreements with established distributors and sales agents. These distributors would charge a percentage of the sales made to the mass market stores and other retail outlets and there is no initial charges to Global for their services. Global will also obtain a shared office within the territory for corporate identity.

     At the present time, Global does not have any distributors under agreement nor does it have any retail outlets committed to sell the "Aztec Gold" product. Global presently has product samples but must develop the accompanying product literature for the distributors and retail outlets to view. Providing Global is financed to implement its business plan, Global intends to obtain adequate distribution and products within a limited number of mass market stores and retail outlets in the first twelve months, commensurate with the financing and initial and ongoing business of Global.

     The License Agreement entered into by Global and Kavanaugh on April 26, 2002 provides that the "first year" of sales is actually 18 months due the start up nature of the business. The first royalty payment of 5% on sales of $50,000 or $2,500 is due on October 26, 2003. It is anticipated that the $2,500 will be paid out of the funds derived from the sales of the "Aztec Gold" product to mass market stores and retail outlets.

     In the event that Global is not able to obtain adequate financing or only achieves the minimum amount of financing from this Offering, Global will need to find other ways of obtaining capital to sustain operations. As Global does not have any fixed expenses and any further expense will be minimal, Global could enter into an agreement with a product distributor or joint venture partners or solicit private placement investors to continue as a going concern, however there is no assurance that Global will ever be able to enter into an agreement with a product distributor or a joint venture partner or find private placement investors. If Global is unable to achieve adequate financing to initially implement its business plan and if Global cannot find other means of financing it proposed operations, then Global will cease as a going concern.



Results of Operations
---------------------

     During the period from July, 1999 to present, Global has engaged in no significant operations other than organizational activities, acquisition of the rights to market the "Jennifer Gucci" houseware products, which were cancelled in March, 2002. In April 26, 2002, Global obtained its only asset, the license rights to "Aztec Gold" sunscreen product from Michael Kavanaugh, Global's President and Board Chairman, Global has also engaged in the preparation for registration of its securities under the Securities Act of 1933, as amended. No evenues were received by Global during this period and Global sustained losses of $113,732 from inception.

     For the current fiscal year, Global anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Global anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Global's business plan is to complete the development stage marketing strategy. Global will then determine the feasibility of marketing the "Aztec Gold" sunscreen product in various sun belt areas of the United States in market segments, and, if the products prove to be in demand, begin marketing and selling "Aztec Gold" sunscreen product throughout the United States territory on the most cost effective basis known to management. Global must pay a royalty fee to Kavanaugh, the licensor and Global's President and Board Chairman. These royalties shall be 5% of the gross sales, with a minimum of gross sales in the amount of $50,000 year one; $50,000 year two; $50,000 year three; $50,000 year four; $100,000 year five and $100,000 thereafter. Global must also pay Michael Kavanaugh an additional 5% of gross sales for his officers and directors services. The license is issued in perpetuity providing that Global can achieve the minimum sales requirements. Kavanaugh received 1,000,000 common shares of restricted stock in exchange for the license.


Liquidity and Capital Resources
-------------------------------

     Global remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Global's balance sheet as of June 30, 2001, reflects total assets of $9,333, in the form of a license net of amortization and a total stockholder's equity of $7,533.

     Global expects to carry out its plan of business as discussed above. Global has no immediate expense. Mr. Michael Kavanaugh and the Officers and Board of Directors will serve in their capacities without cash compensation until a market is developed for the "Aztec Gold" sunscreen product in the United States. There will be compensation for Officers and Directors which are a percentage of sales generated. The President will earn 5% of overall sales generated and the other two officers and directors will earn 1% each of the overall sales generated by Global.

     In addition, Global may engage in a combination with another business. Global cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Global may eventually combine, if ever. Global has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

     Global will need additional capital to carry out its business plan or to engage in a business combination if the majority of the shares offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Global or at all.


                             DESCRIPTION OF PROPERTY

     Global currently maintains office space within the property of Michael Kavanaugh located at 145 118th Avenue SE, Bellevue, Washington 98005. Global does not pay rent or other office expense at this time and does not intend to until this Offering is completed and sales commence.

     Global's management does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of Global, or the Licensor, Michael Kavanaugh, and no owner of five percent or more of Global's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $1,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Global's securities. Global has no common equity subject to outstanding purchase options or warrants. Global has no securities convertible into its common equity. There are 6,136,500 common shares of stock that could be sold pursuant to Rule 144 under the Securities Act as of the date of this registration statement. Global has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this Offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Global.

     As of June 30, 2001, there were 7,136,500 shares of common stock outstanding, held by 402 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, 6,136,500 common shares of Global's outstanding shares will be eligible for sale, under Rule 144(k). All shares of stock issued to Kavanaugh are subject to control position and affiliate restrictions.


     There are no common shares of stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employee and there are no stock option contracts contemplated.

     There are 6,136,500 common shares of stock available for sale under Rule 144(k), which includes 75,000 common shares of stock issued to the officers and directors in August, 1999.

     There are no shares of Global which are subject to registration rights. There are no other share agreements that are subject to registration.


     To date, Global has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Global's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


                             EXECUTIVE COMPENSATION

     No officer or director has received any cash remuneration from Global. Global has not implemented employment stock option contracts for officers and directors and key management but intends to pay management a total of 7% of sales generated. However, there is no current implementation of the plan. It is possible that Global will adopt a plan to pay or accrue compensation to its officers and directors and key management for services related to the implementation of Global's business plan. Global has no stock option contract, no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Global has no employment stock option contracts with key personnel but has other incentive compensatory plan arrangement in the form of percentage of sales generated by Global. The President will receive 5% of all sales generated and the other two officers and directors will receive 1% each for a total of 2% of the sales generated by Global. The Officers and Directors currently do not receive any cash compensation from Global and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted other than the overall 7% in commission. See "Certain Relationships And Related Transactions."

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Part II - Information Not Required in Prospectus
------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Global's Articles of Incorporation and By-Laws provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Global or a fiduciary of an employee benefit plan, or is or was serving at the request of Global as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability insurance will be purchased following Global's proposed financing. The effect of these provisions is potentially to indemnify Global's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Global. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of Global, filed as Exhibit 1.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Global, absent a finding of negligence or misconduct in office. Global's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Global has the power to indemnify such person against liability for any of those acts.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee............................................$   250.
Printing and engraving expenses.................................. 1,250.
Attorneys' fees and expenses..................................... 5,000.
Accountants' fees and expenses................................... 5,000.
Transfer agent's and registrar's fees and expenses...............   500.
Miscellaneous.................................................... 3,500.
                                                                --------
Total...........................................................$15,000.
                                                                ========
The Registrant will bear all expenses shown above.


                     RECENT SALES OF UNREGISTERED SECURITIES

     There were no cash sales of unregistered securities. However, the following shares were exchanged for the following at the price of $.01 per share prior to this offering. The following table sets forth all of the share issuances.

Share Amount     Price      Issued in exchange for:
--------------------------------------------------------------------------------
   61,500         $.01      marketing rights to a diet dessert product
6,000,000          .01      expenses
   75,000          .01      officers and directors services
                            (25,000 for each officer/director
1,000,000          .01      license agreement

This amount is 1/100th of the amount to be sold by this offering.


                                    Exhibits

     The following exhibits are filed as part of this Registration Statement:

                ------- ---------------------------------------
                Exhibit
                Number    Description
                ------- ---------------------------------------
                  3.1*    Articles of Incorporation
                ------- ---------------------------------------
                  3.2*    Bylaws
                ------- ---------------------------------------
                  4.1*    Specimen Stock Certificate
                ------- ---------------------------------------
                  4.2     Stock Subscription
                ------- ---------------------------------------
                  5.1*    Legal Opinion
                ------- ---------------------------------------
                 10.1     License Agreement
                ------- ---------------------------------------
                 23.1*    Consent of Auditors
                ------- ---------------------------------------

                *    Previously filed

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

    (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, Washington, on May 20, 2002.

   GLOBAL HOME MARKETING, INC.

By: /s/ Michael Kavanaugh
    ------------------------------
      Michael Kavanaugh, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.
-------------------------------------------------------------------------------


  /s/ Michael Kavanaugh        President, Board Chairman            May 20, 2002
  ---------------------        Principal Executive Officer
  Michael Kavanaugh


  /s/ Jay Gordon               Vice-President & Director            May 20, 2002
 ---------------
  Jay Gordon


  /s/ Terrence Quocksister     Secretary/Treasurer & Director       May 20, 2002
 -------------------------     Principal Financial and
  Terrence Quocksister         Accounting Officer

-------------------------------------------------------------------------------